UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 22, 2005

Cephalon, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19119	23-2484489
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

41 Moores Road
Frazer, Pennsylvania		19355
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (610) 344-0200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02                     Termination of a Material Definitive Agreement.

On July 22, 2005, Cephalon, Inc. (the “Registrant”) terminated the Letter Agreement Confirmation dated January 22, 2003 (the “Agreement”) between the Registrant and Credit Suisse First Boston International (“CSFBI”) that related to an interest rate swap on an aggregate notional amount of $200 million of the Registrant’s 2.5% convertible subordinated notes (the “2.5% Notes”).  In early July 2005, the Registrant completed a cash tender offer for the 2.5% Notes that resulted in the purchase by the Registrant of approximately $512 million of the approximately $522 million of then-outstanidng 2.5% Notes.  In consideration of the termination of the Agreement, the Registrant paid $5,400,000 to CSFBI, representing the fair value of the interest rate swap on the date of the termination.

There are no material relationships between CSFBI and the Registrant or any of the Registrant’s affiliates, directors or officers (or any associate of any such director or officer), other than by virtue of the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPHALON, INC.

Date: July 26, 2005	By:	/s/ J. Kevin Buchi
J. Kevin Buchi
Senior Vice President and Chief Financial Officer